                                                                                                                                                                                                                                                                                                                                                                                                                             Exhibit 23.2
Gary R. Henrie
Attorney at Law
Licensed and the States of Utah and Nevada
2510 E. Sunset Rd. Unit 5-779
Las Vegas, NV  89120

I hereby consent to the use of my opinion in the body of the Registration Statement of Organic Treehouse Ltd. on Form S-1 and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie
_____________________________________
Gary R. Henrie, Esq.